Exhibit D

Telephone: (876) 906-2414-7 Facsimile: (876) 754-5158 E-Mail: attorneygeneral@agc.gov.jm Reference Number:	ATTORNEY GENERAL’S CHAMBERS 1st Floor – North Tower NCB Towers 2 Oxford Road Kingston 5

June 17, 2008

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

U.S.A.

Ladies and Gentlemen:

In my capacity as the Assistant Attorney General in the office of the Attorney General of Jamaica, I have acted as counsel for the Government of Jamaica (Jamaica) in connection with the preparation and filing with the Securities and Exchange Commission (the Commission) under Schedule B of the United States Securities Act of 1933, as amended (the Securities Act), of registration statement No. 333-136480, as amended, and a registration statement pursuant to Rule 462(b) under the Securities Act filed on the date hereof (the June 2008 Rule 462(b) Registration Statement and, together with registration statement No. 33-136480, the Registration Statements) pursuant to which Jamaica proposes to issue and sell from time to time, as set forth in the Registration Statements, the form of prospectus contained therein (the Prospectus) and one or more supplements to the Prospectus, of up to $768,000,000 aggregate principal amount of Jamaica’s debt securities (the Debt Securities). The Debt Securities are to be issued in one or more series in accordance with the provisions of a fiscal agency agreement (the Fiscal Agency Agreement) to be entered into between Jamaica and the fiscal agent specified therein (the Fiscal Agent).

In arriving at the opinion expressed below, I have reviewed (i) the Registration Statements, including the Prospectus forming a part thereof, (ii) the form of Fiscal Agency Agreement filed as an exhibit to the Registration Statements and (iii) the form of Debt Securities included in the form of Fiscal Agency Agreement. In addition, I have reviewed the originals or copies certified or otherwise identified to my satisfaction of all such documents, orders, directions, agreements and instruments as I have deemed appropriate, and I have made such investigation of law as I have deemed appropriate as a basis for the opinion expressed below.

Based on the foregoing, I am of the opinion that, subject to compliance with the requirements of the Loan Act 1964 and the Loans (Canada, United States of America and Other Specified Countries) Act 1957, the execution and delivery of the Notes would be duly authorized by all the necessary action of Jamaica and, when duly executed and delivered by Jamaica, authenticated by the Fiscal Agent in accordance with the Fiscal Agency Agreement and delivered to and paid for by the underwriter in the manner contemplated by the Registration Statements, or pursuant to any registration statement relating thereto filed by Jamaica with the Commission pursuant to Rule 462(b) under the Securities Act, the Debt Securities will constitute valid and legally binding obligations of Jamaica, enforceable against Jamaica in accordance with their terms, subject as to enforcement to legal and equitable limitations relating to or affecting enforceability generally applicable to obligations of sovereigns.

This opinion is limited to the laws of Jamaica and to the Registration Statements, the form of Fiscal Agency Agreement and the form of Debt Securities as at the date of this opinion.

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Page D-2	Attorney General’s Chambers

Securities and Exchange Commission
June 17, 2008

I hereby consent to the filing of this opinion as an exhibit to the June 2008 Rule 462(b) Registration Statement and to the use of my name under the caption “Validity of the Debt Securities” in the Prospectus forming a part of the Registration Statements and in any supplement to such Prospectus.

In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under the Securities Act or under the rules and regulations of the SEC.

Yours faithfully,

/s/ Chenée Riley

Chenée Riley

Assistant Attorney General

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